Exhibit 99.1

Blucora Announces Second Quarter 2016 Results
Segment Income up 30 Percent Year Over Year
BELLEVUE, WA — (GLOBE NEWSWIRE) — July 28, 2016 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the second quarter ended June 30, 2016.
Second Quarter Highlights and Recent Developments

•	Increased Blucora operating income and Adjusted EBITDA by 99 percent and 36 percent, respectively, in the second quarter compared to the same period last year

•	Increased Tax Preparation revenue and segment income by 18 percent and 21 percent, respectively, for the six months through June 30, 2016 compared to the same period last year

•	Experienced a decline in Wealth Management revenue and segment income of 6 and 7 percent, respectively, in the second quarter compared to the same period last year

•	Signed definitive agreement to sell Infospace to OpenMail for $45 million

•	Repaid $20 million of debt, bringing the Company’s total debt reduction for the first half of the year to $88 million
“We continue to make significant progress toward our transformation,” said John Clendening, president and chief executive officer of Blucora. “We have pivoted TaxAct’s go-to-market strategy, realigned our price points and achieved another strong tax season with double-digit revenue and segment income growth. At HD Vest we are experiencing headwinds manifesting themselves in challenges in advisor driven revenue, especially transactional revenue. We are focused on driving advisor engagement through increased adoption of client financial plans,and utilization of the 1040 Analyst® tool.”
Clendening continued, “Throughout the second quarter, we continued our efforts to streamline our businesses and bolster our balance sheet through the agreement to sell Infospace and de-levering initiatives, including repaying $20 million of debt, bringing our total debt reduction for the first half of the year to $88 million. We remain focused on maximizing performance while positioning the Company for long term growth and shareholder value creation.”
The following presentation includes pro forma financial information and HD Vest. In addition, it excludes the Search and Content and E-Commerce segments which have been classified as discontinued operations for all periods presented. The Company believes that this presentation most accurately reflects the financial performance of the Company on a go-forward basis.
Summary Financial Performance: Q2 2016
($ in millions except per share amounts)

	Q2	Q2
	2016	2015	Change
	As reported	Pro forma
Revenue	$120.1	$111.7	7%
Wealth Management	$76.1	$80.8	(6)%
Tax Preparation	$44.0	$30.9	42%
Segment Income	$39.7	$30.5	30%
Wealth Management	$9.9	$10.6	(7)%
Tax Preparation	$29.8	$19.9	50%
Unallocated Corporate Operating Expenses	$4.5	$4.7	(4)%
GAAP:
Operating Income	$22.4	$11.2	99%
Net Income (Loss) Attributable to Blucora, Inc.	$(14.4)	$2.3	(721)%
Diluted Net Income (Loss) Per Share Attributable to Blucora, Inc.	$(0.34)	$0.06	(667)%
Non-GAAP:
Adjusted EBITDA	$35.3	$25.8	36%
Net Income	$23.4	$14.6	61%
Diluted Net Income Per Share	$0.55	$0.35	57%
See reconciliations of as reported and pro forma non-GAAP to GAAP measures in tables below.

Other
During the second quarter of 2016, the Company repaid $20.0 million on the TaxAct - HD Vest credit facility. As a result, at the end of the second quarter, Blucora’s net leverage ratio was lowered by 0.7x.
Third Quarter and Full Year 2016 Outlook
For the third quarter of 2016, the Company expects revenues to be between $77.0 million and $81.0 million, GAAP loss from continuing operations to be between $16.2 million and $14.8 million, or $(0.39) to $(0.36) per diluted share, Adjusted EBITDA to be between $(2.3) million and $(0.2) million, and Non-GAAP loss from continuing operations to be between $15.0 million and $12.6 million, or $(0.36) to $(0.30) per diluted share.
For the full year 2016, the Company expects revenues to be between $440.5 million and $451.5 million, GAAP loss from continuing operations to be between $5.5 million and $2.0 million, or $(0.13) to $(0.05) per diluted share, Adjusted EBITDA to be between $85.8 million and $90.5 million, and Non-GAAP income from continuing operations to be between $35.8 million and $40.9 million, or $0.84 to $0.96 per diluted share.
Conference Call and Webcast
A conference call and live webcast will be held today at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results and its outlook for the third quarter of 2016. We have also provided supplemental financial information to our results that can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com and filed with the SEC on Form 8-K. A replay of the call and management's prepared remarks will also be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.

Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the effect of current, pending and future legislation, regulation and regulatory actions, including the DOL rule; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; the condition of our cash investments; and the Company’s ability to control operating risks, information technology system risks and cybersecurity risks. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue:
Wealth management services revenue	$76,117	$—	$153,408	$—
Tax preparation services revenue	43,991	30,900	132,465	111,968
Total revenue	120,108	30,900	285,873	111,968
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	51,023	—	103,292	—
Tax preparation services cost of revenue	2,023	1,373	5,230	3,510
Amortization of acquired technology	49	1,863	716	3,725
Total cost of revenue (1)	53,095	3,236	109,238	7,235
Engineering and technology (1)	3,959	1,130	8,254	2,220
Sales and marketing (1)	19,913	7,693	63,750	40,711
General and administrative (1)	11,508	7,653	24,261	14,799
Depreciation	963	356	1,938	707
Amortization of other acquired intangible assets	8,316	3,185	16,632	6,371
Total operating expenses	97,754	23,253	224,073	72,043
Operating income	22,354	7,647	61,800	39,925
Other loss, net (2)	(10,916)	(3,034)	(18,430)	(6,029)
Income from continuing operations before income taxes	11,438	4,613	43,370	33,896
Income tax expense	(5,793)	(2,202)	(17,436)	(12,070)
Income from continuing operations	5,645	2,411	25,934	21,826
Discontinued operations, net of income taxes	(19,975)	1,840	(17,453)	5,525
Net income (loss)	(14,330)	4,251	8,481	27,351
Net income attributable to noncontrolling interests	(115)	—	(259)	—
Net income (loss) attributable to Blucora, Inc.	$(14,445)	$4,251	$8,222	$27,351
Net income (loss) per share attributable to Blucora, Inc. - basic:
Continuing operations	$0.13	$0.06	$0.62	$0.53
Discontinued operations	(0.48)	0.04	(0.42)	0.14
Basic net income (loss) per share	$(0.35)	$0.10	$0.20	$0.67
Net income (loss) per share attributable to Blucora, Inc. - diluted:
Continuing operations	$0.13	$0.06	$0.61	$0.52
Discontinued operations	(0.47)	0.04	(0.41)	0.13
Diluted net income (loss) per share	$(0.34)	$0.10	$0.20	$0.65
Weighted average shares outstanding:
Basic	41,405	40,918	41,288	40,953
Diluted	42,298	41,936	41,954	41,918
(1) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cost of revenue	$23	$19	$65	$48
Engineering and technology	322	91	733	224
Sales and marketing	426	185	1,027	380
General and administrative	2,252	1,700	5,427	3,248
Total stock-based compensation expense	$3,023	$1,995	$7,252	$3,900
(2) Other loss, net consisted of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Interest income	$(11)	$(138)	$(36)	$(260)
Interest expense	8,381	2,242	17,572	4,630
Amortization of debt issuance costs	417	280	1,027	556
Accretion of debt discounts	1,094	958	2,500	1,898
(Gain) loss on debt extinguishment and modification expense	997	—	(2,846)	—
Gain on third party bankruptcy settlement	(26)	(366)	(44)	(842)
Other	64	58	257	47
Other loss, net	$10,916	$3,034	$18,430	$6,029

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$74,273	$55,473
Cash segregated under federal or other regulations	2,025	3,557
Available-for-sale investments	7,821	11,301
Accounts receivable, net of allowance	6,474	7,884
Commissions receivable	14,808	16,328
Other receivables	4,947	24,407
Prepaid expenses and other current assets, net	5,192	10,062
Current assets of discontinued operations	157,251	211,663
Total current assets	272,791	340,675
Long-term assets:
Property and equipment, net	10,923	11,308
Goodwill, net	551,030	548,959
Other intangible assets, net	378,994	396,295
Other long-term assets	2,147	2,311
Total long-term assets	943,094	958,873
Total assets	$1,215,885	$1,299,548
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,198	$4,689
Commissions and advisory fees payable	15,002	16,982
Accrued expenses and other current liabilities	12,282	13,006
Deferred revenue	6,157	11,521
Current portion of long-term debt, net	3,200	31,631
Current liabilities of discontinued operations	58,288	88,275
Total current liabilities	98,127	166,104
Long-term liabilities:
Long-term debt, net	326,252	353,850
Convertible senior notes, net	161,892	185,918
Deferred tax liability, net	89,197	103,520
Deferred revenue	3,009	1,902
Other long-term liabilities	10,976	10,932
Total long-term liabilities	591,326	656,122
Total liabilities	689,453	822,226

Redeemable noncontrolling interests	15,297	15,038

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,530,701	1,490,405
Accumulated deficit	(1,019,376)	(1,027,598)
Accumulated other comprehensive loss	(194)	(527)
Total stockholders’ equity	511,135	462,284
Total liabilities and stockholders’ equity	$1,215,885	$1,299,548

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Six months ended June 30,
	2016	2015
Operating Activities:
Net income	$8,481	$27,351
Less: Discontinued operations, net of income taxes	(17,453)	5,525
Net income from continuing operations	25,934	21,826
Adjustments to reconcile net income from continuing operations to net cash from operating activities:
Stock-based compensation	7,252	3,900
Depreciation and amortization of acquired intangible assets	19,597	11,172
Excess tax benefits from stock-based award activity	(26,930)	(27,565)
Deferred income taxes	(8,806)	(17,994)
Amortization of premium on investments, net	155	902
Amortization of debt issuance costs	1,027	556
Accretion of debt discounts	2,500	1,898
Gain on debt extinguishment and modification expense	(2,846)	—
Revaluation of acquisition-related contingent consideration liability	391	—
Other	13	58
Cash provided (used) by changes in operating assets and liabilities:
Cash segregated under federal or other regulations	1,532	—
Accounts receivable	1,395	103
Commissions receivable	1,520	—
Other receivables	19,460	1,099
Prepaid expenses and other current assets	4,870	3,319
Other long-term assets	95	16
Accounts payable	(1,491)	1,264
Commissions and advisory fees payable	(1,980)	—
Deferred revenue	(4,257)	(930)
Accrued expenses and other current and long-term liabilities	26,057	30,176
Net cash provided by operating activities from continuing operations	65,488	29,800
Investing Activities:
Business acquisition, net of cash acquired	(1,788)	—
Purchases of property and equipment	(1,528)	(625)
Proceeds from sales of investments	—	14,000
Proceeds from maturities of investments	4,000	113,406
Purchases of investments	(659)	(112,090)
Net cash provided by investing activities from continuing operations	25	14,691
Financing Activities:
Repurchase of convertible notes	(20,667)	—
Repayment of credit facilities	(60,000)	(51,940)
Stock repurchases	—	(5,521)
Excess tax benefits from stock-based award activity	26,930	27,565
Proceeds from stock option exercises	1,142	2,093
Proceeds from issuance of stock through employee stock purchase plan	562	608
Tax payments from shares withheld for equity awards	(901)	(934)
Net cash used by financing activities from continuing operations	(52,934)	(28,129)
Net cash provided by continuing operations	12,579	16,362

Net cash provided by operating activities from discontinued operations	10,148	5,636
Net cash used by investing activities from discontinued operations	(970)	(1,168)
Net cash used by financing activities from discontinued operations	(2,950)	(7,030)
Net cash provided (used) by discontinued operations	6,228	(2,562)

Effect of exchange rate changes on cash and cash equivalents	(7)	—
Net increase in cash and cash equivalents	18,800	13,800
Cash and cash equivalents, beginning of period	55,473	41,968
Cash and cash equivalents, end of period	$74,273	$55,768

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue:
Wealth Management	$76,117	$—	$153,408	$—
Tax Preparation	43,991	30,900	132,465	111,968
Total revenue	120,108	30,900	285,873	111,968
Operating income:
Wealth Management	9,924	—	20,830	—
Tax Preparation	29,796	19,890	77,369	64,035
Corporate-level activity (1)	(17,366)	(12,243)	(36,399)	(24,110)
Total operating income	22,354	7,647	61,800	39,925
Other loss, net	(10,916)	(3,034)	(18,430)	(6,029)
Income tax expense	(5,793)	(2,202)	(17,436)	(12,070)
Discontinued operations, net of income taxes	(19,975)	1,840	(17,453)	5,525
Net income (loss)	$(14,330)	$4,251	$8,481	$27,351
(1) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating expenses	$4,460	$4,662	$9,159	$9,038
Stock-based compensation	3,023	1,995	7,252	3,900
Acquisition-related costs	391	—	391	—
Depreciation	1,127	538	2,249	1,076
Amortization of acquired intangible assets	8,365	5,048	17,348	10,096
Total corporate-level activity	$17,366	$12,243	$36,399	$24,110

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Operating income (2)	$22,354	$7,647	$61,800	$39,925
Stock-based compensation	3,023	1,995	7,252	3,900
Depreciation and amortization of acquired intangible assets	9,492	5,586	19,597	11,172
Acquisition-related costs	391	—	391	—
Adjusted EBITDA	$35,260	$15,228	$89,040	$54,997

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to Blucora, Inc.(2)	$(14,445)	$4,251	$8,222	$27,351
Discontinued operations, net of income taxes	19,975	(1,840)	17,453	(5,525)
Stock-based compensation	3,023	1,995	7,252	3,900
Amortization of acquired intangible assets	8,365	5,048	17,348	10,096
Accretion of debt discount on Convertible Senior Notes	885	958	1,848	1,898
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Acquisition-related costs	391	—	391	—
Impact of noncontrolling interests	115	—	259	—
Cash tax impact of adjustments to GAAP net income	(78)	(67)	261	(101)
Non-cash income tax expense (1)	5,193	2,143	15,772	11,954
Non-GAAP net income	$23,424	$12,488	$62,710	$49,573

Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(0.34)	$0.10	$0.20	$0.65
Discontinued operations, net of income taxes	0.47	(0.04)	0.41	(0.13)
Stock-based compensation	0.07	0.05	0.17	0.09
Amortization of acquired intangible assets	0.20	0.12	0.40	0.23
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.04	0.05
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	—
Acquisition-related costs	0.01	—	0.01	—
Impact of noncontrolling interests	0.00	—	0.01	—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	0.01	(0.00)
Non-cash income tax expense	0.12	0.05	0.38	0.29
Non-GAAP net income	$0.55	$0.30	$1.49	$1.18
Weighted average shares outstanding used in computing per diluted share amounts	42,298	41,936	41,954	41,918

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(As Reported and Pro Forma)
Preliminary Adjusted EBITDA Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Operating income	$22,354	$11,238	$61,800	$45,436
Stock-based compensation	3,023	3,289	7,252	6,178
Depreciation and amortization of acquired intangible assets	9,492	11,318	19,597	22,647
Acquisition-related costs	391	—	391	—
Adjusted EBITDA	$35,260	$25,845	$89,040	$74,261

Preliminary Non-GAAP Net Income Reconciliation (As Reported and Pro Forma) (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
	As reported	Pro forma	As reported	Pro forma
Net income (loss) attributable to Blucora, Inc.	$(14,445)	$2,325	$8,222	$20,740
Discontinued operations, net of income taxes	19,975	(1,840)	17,453	(5,525)
Stock-based compensation	3,023	3,289	7,252	6,178
Amortization of acquired intangible assets	8,365	10,185	17,348	20,370
Accretion of debt discount on Convertible Senior Notes	885	958	1,848	1,898
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,628	—
Gain on Convertible Senior Notes repurchased	—	—	(7,724)	—
Acquisition-related costs	391	—	391	—
Impact of noncontrolling interests	115	—	259	—
Cash tax impact of adjustments to GAAP net income	(78)	(100)	261	(200)
Non-cash income tax (benefit) expense	5,193	(245)	15,772	8,426
Non-GAAP net income	$23,424	$14,572	$62,710	$51,887

Per diluted share:
Net income (loss) attributable to Blucora, Inc.	$(0.34)	$0.06	$0.20	$0.49
Discontinued operations, net of income taxes	0.47	(0.04)	0.41	(0.13)
Stock-based compensation	0.07	0.08	0.17	0.15
Amortization of acquired intangible assets	0.20	0.24	0.40	0.49
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.04	0.05
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	0.04	—
Gain on Convertible Senior Notes repurchased	—	—	(0.18)	—
Acquisition-related costs	0.01	—	0.01	—
Impact of noncontrolling interests	0.00	—	0.01	—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	0.01	(0.00)
Non-cash income tax (benefit) expense	0.12	(0.01)	0.38	0.19
Non-GAAP net income	$0.55	$0.35	$1.49	$1.24
Weighted average shares outstanding used in computing per diluted share amounts	42,298	41,936	41,954	41,918

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2016		December 31, 2016
Loss from continuing operations	$(16,200)	$(14,800)	$(5,500)	$(2,000)
Stock-based compensation	3,700	3,500	15,700	14,700
Depreciation and amortization of acquired intangible assets	9,600	9,600	38,900	38,700
Acquisition-related costs	—	—	400	400
Other loss, net (3)	11,400	11,400	39,900	39,900
Income tax benefit	(10,800)	(9,900)	(3,600)	(1,200)
Adjusted EBITDA	$(2,300)	$(200)	$85,800	$90,500
Preliminary Non-GAAP Income (Loss) from Continuing Operations Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2016		December 31, 2016
Loss from continuing operations	$(16,200)	$(14,800)	$(5,500)	$(2,000)
Stock-based compensation	3,700	3,500	15,700	14,700
Amortization of acquired intangible assets	8,400	8,400	34,100	34,100
Accretion of debt discount on Convertible Senior Notes	900	900	3,700	3,700
Accelerated accretion of debt discount on Convertible Senior Notes	—	—	1,600	1,600
Gain on Convertible Senior Notes repurchased	—	—	(7,700)	(7,700)
Acquisition-related costs	—	—	400	400
Cash tax impact of adjustments to loss from continuing operations	—	—	300	300
Non-cash income tax benefit	(11,800)	(10,600)	(6,800)	(4,200)
Non-GAAP income (loss) from continuing operations	$(15,000)	$(12,600)	$35,800	$40,900

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, and acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs include professional fees and other direct transaction costs and changes in the fair value of contingent consideration liabilities related to acquired companies. The HD Vest acquisition closed in the fourth quarter of 2015 and resulted in significant transaction costs. The SimpleTax acquisition included contingent consideration, for which the fair value of that liability was revalued in the second quarter of 2016. We define Adjusted EBITDA as operating income, determined in accordance with GAAP, excluding the effects of depreciation, amortization of acquired intangible assets (including acquired technology), stock-based compensation, and acquisition-related costs.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income differently for this report than we have defined it in the past, due to the impact of noncontrolling interests from the HD Vest acquisition that we began recognizing in the first quarter of 2016, the discontinued operations treatment of our Search and Content and E-Commerce businesses as determined in the fourth quarter of 2015, and acquisition-related costs in connection with the HD Vest and SimpleTax acquisitions that we would not have otherwise incurred as part of our business operations. Acquisition-related costs are described further under the first paragraph in this note (1). For this report, we define non-GAAP net income as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets (included acquired technology), accretion of debt discount and accelerated accretion of debt discount on the Convertible Senior Notes, gain on Convertible Senior Notes repurchased, acquisition-related costs, discontinued operations, the impact of noncontrolling interests, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, gain/loss on debt extinguishment and modification expense, and gain on third party bankruptcy settlement.